Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional
Information constituting parts of this
Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration
Statement") of our report dated October 27, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998
Annual Report to Shareholders of Holland Balanced
Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial
Highlights" in the Prospectus and under the heading
"Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
November 30, 1998